UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 20, 2005

Southern Community Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	00033227	562270620
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4605 Country Club Rd., Winston-Salem, North Carolina		27104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	336-768-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its meeting on July 20, 2005, the Board of Directors of Southern Community Financial Corporation, (the Company), appointed W. Sam Smoak to its Board. Mr. Smoak is presently a consultant to, and former President of The Pleasants Group, also of Winston-Salem, the nation’s largest architectural hardware and door supplier. He is expected to be named to the Audit Committee and the Asset/Liability Committee of the Company's Board of Directors. He is also expected to be designated as an additional Audit Committee financial expert for the Company. Mr. Smoak is a Certified Public Accountant and has more than 32 years of financial and management accounting experience, including over six years as Chief Financial Officer for a publicly traded company with vertically integrated manufacturing operations. His career began with Ernst and Young in 1972 primarily in assignments for publicly held manufacturers and distributors.

Attached as Exhibit 99 and incorporated by reference herein is a copy of the Company’s announcement regarding the election of Mr. Smoak to the Board of Directors.

Southern Community Financial Corporation is headquartered in Winston-Salem, North Carolina and is the holding company of Southern Community Bank and Trust, a community bank with eighteen banking offices throughout the Piedmont Triad region of North Carolina.

Southern Community Financial Corporation’s common stock and trust preferred securities are listed on The NASDAQ National Market under the trading symbols SCMF and SCMFO, respectively. Additional information about Southern Community is available on its website at www.smallenoughtocare.com or by email at investor.relations@smallenoughtocare.com.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99: Press Release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southern Community Financial Corporation

July 22, 2005	By:	F. Scott Bauer

Name: F. Scott Bauer
Title: CEO

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Exhibit Index

Exhibit No.	Description

99	Press Release